                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 31, 2001 accompanying the consolidated financial statements of Noble International, Ltd. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2000. We consent to the incorporation by reference in the Registration Statements of the Company on Form S-3 (Registration No. 333-68001) and on Form S-8 (Registration No. 333-74784) of the aforementioned report.


GRANT THORNTON LLP

Southfield, Michigan
March 28, 2003